                                                                 Exhibit 2.h.(2)

Dear Sirs:

          As the principal underwriter of shares of certain registered investment companies presently or hereafter managed, advised or administered by Munder Capital Management or any of its affiliates, shares of which companies are distributed by us at their respective net asset values plus sales charges as applicable, pursuant to our Distribution Agreement with such companies (the "Funds"), we invite you to participate as a non-exclusive principal in the distribution of shares of any and all of the Funds upon the following terms and conditions:

1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectuses and statements of additional information of the Funds subject in each case to the delivery prior to or at the time of such sales of the then current prospectus. You agree to act only as principal in such transactions and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. In all transactions in these shares between you and us, we are acting as agent for the Fund and not as principal. All orders are subject to acceptance by us and become effective only upon confirmation by us. We reserve the right in our sole discretion to reject any order. The minimum dollar purchase of shares of the Funds shall be the applicable minimum amounts described in the then current prospectuses and statements of additional information and no order for less than such amounts will be accepted.

2. On each purchase of shares by you from us, the total sales charges and discount to selected dealer, if any, shall be as stated in each Fund's then current prospectus.

     Such sales charges and discount to selected dealers are subject to reductions under a variety of circumstances as described in each Fund's then current prospectus and statement of additional information. To obtain these reductions, we must be notified when the sale takes place which would qualify for the reduced charge.

     There is no sales charge or discount to selected dealers on the reinvestment of any dividends or distributions.

3. All purchases of shares of a Fund made under any cumulative purchase privilege as set forth in a Fund's then current effective Prospectus shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which you are entitled as set forth in paragraph 2 hereof.

4. As a member of the Selling Group, you agree to purchase shares of the Funds only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of shares from a Fund except to cover purchase orders already received by us. Purchases from your customers shall be at a price not less than the net asset value quoted by each such Fund at the time of such purchase. Nothing herein contained shall prevent you from selling any shares of a Fund for the account of a record holder to us or to such Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

6. You agree to sell shares of the Funds only (a) to your customers at the public offering prices then in effect or (b) to us as agent for the Funds or to each such Fund itself at the redemption price, as described in each Fund's then current effective Prospectus.

7. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the applicable Fund, at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to such Fund or to us from your failure to make payment as aforesaid.

8. If any shares sold to you under the terms of this Agreement are repurchased by a Fund or by us as agent, or for the account of that Fund or are tendered to that Fund for purchase at liquidating value under the terms of the Articles of Incorporation or other document governing such Fund within seven (7) business days after the date of confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

9. All sales will be subject to receipt of shares by us from the Funds. We reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of shares entirely, or to modify or cancel this Agreement.

10. From time to time during the term of this Agreement we may make payments to you pursuant to one or more of the distribution and/or service plans adopted by certain of the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") in consideration of your furnishing distribution and/or shareholder services hereunder with respect to each such Fund. We have no obligation to make any such payments and you waive any such payments until we receive monies therefor from the Fund. Any such payments made pursuant to this Section 10 shall be subject to the following terms and conditions:

     (a) Any such payments shall be in such amounts as we may from time to time advise you in writing but in any event not in excess of the amounts permitted by the plan in effect with respect to each particular Fund and will be based on the dollar amount of Fund shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Funds or their agents, designate your firm as the customer's dealer of record. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement. No such fee will be paid to you with respect to shares purchased by you and redeemed by the funds or by us as agent within seven business days after the dates of confirmation of such purchase.

     (b) The provisions of this Section 10 relate to the plan adopted by a particular Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Section 10 shall provide the Fund's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     (c) The provisions of this Section 10 applicable to each Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the Act. The provisions of this
     Section 10 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this Agreement, in the event such Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 10 may be terminated at any time, without penalty, by either party with respect to any particular Plan or not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

11. No person is authorized to make any representations concerning the Funds or shares of the Funds except those contained in each Fund's then current effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in each Fund's then current effective Prospectus or Statement of Additional Information and supplemental information above-mentioned.

12. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by us to members of the Selling Group in reasonable quantities upon request.

13. We, our affiliates and the Funds shall not be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any person or our refusal to execute such instructions for any reason.

14. All communications to us shall be sent to us at Funds Distributor Inc., 60 State Street, Suite 1300, Boston, MA 02109. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the National Association of Securities Dealers, Inc.

15. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

16. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the National Association of Securities Dealers, Inc., and that you will not offer or sell shares of the Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

     If you are offering and selling shares of the Funds in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above you, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Conduct Rules of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the Funds, their investment advisor, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

17. The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the AML
     Acts), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self-regulatory organizations, including 3011 of the NASD, in all relevant respects.

18. You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

19. This Agreement and all amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth below or, as applicable, after the date of the notice of amendment sent to you by the undersigned.

20. This Agreement shall be construed in accordance with the laws of the State of Michigan and shall be binding upon both parties hereto when signed and accepted by you in the space provided below.



____________________________________________                      ______________
By:                                                               Date
For Funds Distributor Inc.:




For:
--------------------------------------------------------------------------------
(Name of broker/dealer firm)


________________________________________________________________________________
     Address of Principal Office


________________________________________________________________________________
     City                           State                              Zip Code


By:                                    Its:
-----------------------------------   -----------------------------  -----------
     Authorized Signature                   Title                       Date


___________________________________
     Print Name